Exhibit 10.1

SECOND AMENDED AND RESTATED
STOCK PURCHASE AGREEMENT

BETWEEN

CHINA TEL GROUP, INC.

AND

ISAAC ORGANIZATION, INC.

SECOND AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

This Second Amended and Restated Stock Purchase Agreement (“Second A&R Isaac SPA” or “Agreement”) is made as of the 10th day of May, 2011 (“Effective Date”) by and between China Tel Group, Inc., a Nevada corporation (“Company”), and Isaac Organization, Inc., a Canadian corporation organized under the laws of Ontario (“Isaac”).  The Company and Isaac are each sometimes referred to individually in this Agreement as a “Party” and together as “Parties.”

RECITALS

A.   The Parties originally entered into a stock purchase agreement on February 9, 2010.  The terms of that stock purchase agreement have been amended several times, as more fully set forth in recitals to the most recent previous operative version of the Parties’ agreement titled “Amended and Restated Stock Purchase Agreement” and dated May 9, 2010 (“A&R Isaac SPA”).  The Parties now mutually desire to renegotiate certain terms of the A&R Isaac SPA; accordingly, all terms of the A&R Isaac SPA are superceded by the terms of this Second A&R Isaac SPA.

B.   The material changes between the A&R Isaac SPA and this Second A&R Isaac SPA are summarized in paragraphs B.1 through B.9 below.  The consideration each Party gives and receives in amending the A&R Isaac SPA in accordance with the terms of this Second A&R Isaac SPA includes, but is not limited to, paragraphs B.1 through B.11 below:

1.   Isaac’s price per Share is reduced both prospectively and retroactively.

2.   The number of Warrants Isaac is entitled to receive is increased, and the Warrant exercise price is reduced, both prospectively and retroactively.

3.   The time period during which Isaac has the right to exercise a Warrant is reduced prospectively and in part retroactively.

4.   The Company’s obligations to periodically issue Isaac additional Shares pursuant to a fully diluted calculation whenever the Company issues shares, options or warrants to others is eliminated.

5.   Isaac’s right to purchase a minimum of $205,000,000 worth of Shares, which would constitute 27.9% of the total equity of the Company, is eliminated.

6.   Isaac’s maximum investment is reduced from $360,000,000 to $75,109,659 (each amount is exclusive of Isaac’s exercise of Warrants).

7.   The time period during which the Company is entitled to make Funding Requests to receive Installments is extended from December 31, 2011 to June 30, 2012.

8.   The Company’s obligation to use the proceeds of the Purchase Price solely towards deployment of broadband telecommunications networks or sales, general and administrative expense is eliminated.

9.   The foregoing amendments may enhance the Company’s ability to obtain financing from other equity and debt sources upon terms more advantageous to the Company than the terms of either the A&R Isaac SPA or this Second A&R Isaac SPA.

10.   Adjusting the Share and Warrant price to more closely reflect market conditions may enhance Isaac’s incentive to continue funding the Company’s equity financing requirements.

C.   Prior to the Effective Date and pursuant to the terms of the A&R Isaac SPA, Isaac has paid $25,109,659 towards the A&R Isaac SPA Purchase Price, has been issued 29,166,110 Shares, and is entitled to issuance of 4,465,782 Shares that have not been issued.  Also pursuant to the terms of the A&R Isaac SPA, Isaac is entitled to issuance of 25,109,659 Warrants, none of which have been issued.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties to this Agreement agree as follows:

AGREEMENT

1.   Purchase of Shares and Warrants.  The securities that are the subject of this Second A&R Isaac SPA are shares of the Company’s Series A Common Stock (“Shares”) and warrants granting the holder a right to purchase Shares, in the general form attached hereto as Exhibit 1 (“Warrants”), as described in Sections 1.1, 1.2, 1.3 and 1.4.  Shares do not include any interest in the Company’s Series B common stock or any preferred stock issued by the Company.

1.1.   Sale and Issuance of Series A Common Stock.  Subject to the terms and conditions of this Second A&R Isaac SPA, the Company shall issue, sell and deliver to Isaac, and Isaac shall purchase from the Company, that number of Shares having a total aggregate price of $50,000,000 (“the Isaac Investment Commitment”) at a price per Share set forth in Section 1.2 for all Shares purchased by Isaac from the Effective Date through June 1, 2012 (“the New Purchase Period”), plus that number of Additional Shares to which Isaac is entitled pursuant to Section 1.4(a).

1.2.   New Purchase Price.  The purchase price for Shares Isaac purchases from the Company during the New Purchase Period shall be calculated at a price per Share equal to the volume-weighted average of the closing price of Shares being purchased on the quotation system of OTC Markets Group, Inc., or other nationally recognized public stock exchange, such as the NYSE, NASDAQ or AMEX, upon which the Company’s Series A common stock is listed from time to time, for the ten-day trading period immediately preceding the date the Company receives payment pursuant to a Funding Request (each such calculation a “New Purchase Price”).  The Company shall have the right (but not the obligation) to make Funding Requests in such amounts and at such times as designated by the Board , for Isaac to purchase Shares during the New Purchase Period (each payment an “Installment”).  Every Installment shall be payable following a Funding Request from the Company (as defined in Section 1.8 below) and shall be subject to a Grace Period (as also defined in Section 1.8 below).  Notwithstanding the foregoing, the New Purchase Price for any Installment shall not be less than $0.18 per Share.

1.3.   Warrants.  Upon receipt by the Company of any Installment Isaac makes pursuant to a Funding Request during the New Purchase Period, the Company shall issue and deliver to Isaac one Warrant for each Share purchased, at an exercise price equal to the same New Purchase Price applicable to the Installment to which each Warrant relates.  Each such Warrant shall have a period of exercise for three years from the date of the Installment to which it relates, and shall not be subject to a cashless exercise, unless both the holder of the Warrant and the Company mutually agree in writing.  If such Warrant is not exercised during this three-year period, the Warrant shall expire.

1.4.   Purchases of Shares and Issuance of Warrants Prior to the New Purchase Period.

(a)   For all Shares Isaac purchased between February 8, 2010 through November 30, 2010, the price per Share shall be adjusted to $0.2637, which is equal to the volume-weighted average of the closing price of Shares for the time period June 1, 2010 through November 30, 2010.  For all Shares Isaac purchased between December 1, 2010 through December 31, 2010, the price per Share shall be $0.1707, which is equal to the volume-weighted average of the closing price of Shares during that time period.  For all Shares Isaac purchased between January 1, 2011 through the Effective Date, the price per Share shall be adjusted and shall be equal to the New Purchase Price in effect as of each date during that time period the Company received each Installment.  The total aggregate number of additional Shares to which Isaac is entitled based on these adjustments to the Purchase Price is 71,519,975 Shares (“Additional Shares”).

(b)   The Company shall issue and deliver to Isaac one Warrant (i) for each Share previously issued to Isaac pursuant to the A&R Isaac SPA, and (ii) for each Additional Share to which Isaac is entitled pursuant to this Second A&R Isaac SPA (“Adjusted Warrants”).  The total aggregate number of Adjusted Warrants to which Isaac is entitled is 105,151,867, inclusive of 25,109,659 Warrants earned by Isaac pursuant to the A&R Isaac SPA that have not been issued.

(c)   Adjusted Warrants shall have the following adjusted exercise prices: (i) for Installments between February 8 and November 30, 2010, the exercise price shall be $0.211, which is equal to 80% of the volume weighted average of the closing price of Shares for the time period June 1, 2010 through November 30, 2010; (ii) for Installments between December 1 and December 31, 2010, the exercise price shall be $0.137, which is equal to 80% of the volume weighted average of the closing price of Shares during that time period; and (iii) for Installments between January 1, 2011 and the Effective Date, the exercise price shall be equal to the New Purchase Price as of the date of each Installment.

(d)   Each of the Adjusted Warrants described in subparts 1.4(c)(i) and 1.4(c)(ii) shall have a period of exercise for five (5) years and shall not be subject to a cashless exercise, unless both the holder of the Warrant and the Company mutually agree in writing..  Each of the Adjusted Warrants described in subpart 1.4(c)(iii) shall have a period of exercise for three (3) years, and shall not be subject to a cashless exercise unless both the holder of the Warrant and the Company mutually agree in writing.  Each Adjusted Warrant shall be dated as of and/or its exercise period shall relate back to the date of the Company’s receipt of the Installment to which the right to issuance of each Adjusted Warrant relates.  If an Adjusted Warrant is not exercised during its exercise period, the Adjusted Warrant shall expire.

1.5.   Termination of Purchase Rights.

(a)   Termination for Monetary Default.  Upon Isaac’s failure to pay any Installment following receipt of a Funding Request and after expiration of the Grace Period, the Company shall have the right, in addition to all other legal and equitable rights, to deliver to Isaac a Notice of Monetary Default.  Upon delivery of a Notice of Monetary Default, the Company shall cancel on its books and records, and Isaac shall surrender for cancellation, certificates in the name of the Isaac representing ten percent of: (i) the aggregate number of all Shares previously issued  to Isaac or for which Isaac is entitled to issuance based on a prior Installment; (ii) the aggregate number of all Warrant Shares previously issued to Isaac; and (iii) the aggregate number of all Warrants issued to Isaac that have not been exercised, or for which Isaac is entitled to issuance based on a prior Installment.  Isaac shall deliver the certificates representing said Shares, Warrant Shares and Warrants within five days of the delivery of a Notice of Monetary Default.  The books and records of the Company and its transfer agent shall be modified to reflect the foregoing cancellations, whether or not Isaac duly surrenders such certificates for cancellation in accordance with this Section 1.5(a).  Any certificates held by Isaac that should have been surrendered for cancellation, but were not, shall be null and void effective upon delivery of the Notice of Monetary Default.

(b)   Restrictions on Transfer.  In addition to any restrictions that may apply generally to the Shares as described in Section 3.3, in order to protect the Company’s right to cancel certificates previously issued to Isaac upon the Company’s delivery of a Notice of Monetary Default, Isaac shall not, prior to payment in full of the Isaac Investment Commitment, sell, transfer, distribute or otherwise convey more than ninety percent of the sum of: (x) the aggregate number of Shares previously issued to Isaac; (y) the aggregate number of Warrant Shares previously issued to Isaac; and (z) the aggregate number of Warrants previously issued to Isaac that have not been exercised.  The Company shall have the right to issue certificates for up to ten percent of the aggregate number of Shares, Warrant Shares and Warrants delivered to Isaac which bear a special restrictive legend alerting potential transferees of this restriction.  Isaac shall be entitled to have the special restrictive legend removed from any certificates by issuance of replacement certificates, provided other certificates issued to Isaac totaling ten percent of the aggregate number of Isaac’s Shares, Warrant Shares and Warrants issued at all times bear the special restrictive legend.  The special restrictive legend shall be removed from all certificates upon: (i) payment in full of the New Investment Commitment; or (ii) a written agreement between the Parties to do so.

1.6.   Registration Rights Agreement.  The Parties shall enter into a registration rights agreement (“Registration Rights Agreement”) pursuant to which the Company shall provide Isaac with piggyback registration rights if and when it elects, at its sole discretion, to register any of its Series A common stock to be traded publically on a nationally recognized trading exchange, such as the NYSE, NASDAQ or AMEX.

1.7.   Defined Terms Used in this Agreement.  In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes as are necessary to the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

“Dollar” or “Dollars” means the currency of the United States.

“Exchange Act” means the Securities Exchange of 1934, as amended, and the rules and regulations promulgated pursuant thereto.

“Funding Request” means a Notice made by the Company and delivered to Isaac in accordance with Section 6.5 requesting Isaac to pay the next Installment described in Section 1.2.  Each Funding Request shall include: (i) the amount of the funding request; and (ii) the account information, including wire transfer instructions, for the particular account of the Company or any subsidiary of the Company to which payment should be made.  Isaac’s failure to pay timely any amount set forth in a Funding Request and before expiration of the Grace Period shall give the Company the right to send Isaac a Notice of Monetary Default.

“Grace Period” means thirty calendar days after a Funding Request has been delivered to Isaac.

“Key Employee” means any executive-level employee (including all vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

“Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the actual knowledge, after reasonable investigation, of the following officers of the Company: (i) George Alvarez; (ii) Tay Yong Lee; and (iii) Mario Alvarez.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Securities” mean the Shares purchased by Isaac pursuant to this Second A&R Isaac SPA, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated pursuant thereto.

“Share” means one share of the Series A common stock of the Company and any and all securities of any kind whatsoever of the Company or any successor thereof which may be issued on or after the Effective Date in respect of, in exchange for, or upon conversion of such Series A common stock of the Company pursuant to a merger, consolidation, stock split, reverse split, stock dividend, or recapitalization of the Company.  Share does not include the Company’s Series B common stock or preferred stock the Company may issue.

“Transaction Documents” means this Second A&R Isaac SPA, the Registration Rights Agreement, the Warrants and any agreements or certificates entered into pursuant to this Agreement.

“Warrant Share” means a Share issuable upon the exercise of a Warrant or the exercise of an Adjusted Warrant.

2.   Representations and Warranties of the Company.  The Company hereby represents and warrants to Isaac that the following representations are true and complete as of the Effective Date.

2.1   Organization, Good Standing, Corporate Power and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2   Subsidiaries. Each of the Company’s subsidiaries (“Subsidiaries”) is duly organized and existing under the laws of its jurisdiction of organization and is in good standing under such laws.  None of the Company’s Subsidiaries owns or leases property or engages in any activity in any United States jurisdiction that might require its qualification to do business as a foreign corporation and in which the failure so to qualify would have a Material Adverse Effect.

2.3   Authorization.  All corporate actions required to be taken by the Board and shareholders in order to authorize the Company to enter into the Transaction Documents and to issue the Securities have been taken.  All actions on the part of the officers of the Company necessary for the execution and delivery of the Transaction Documents, the performance of all obligations of the Company under the Transaction Documents to be performed, and the issuance and delivery of the Securities has been taken in accordance with this Agreement.  The Transaction Documents, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4   Valid Issuance of Securities.  The Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and non assessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws.  Assuming the accuracy of the representations of Isaac in Section 3 of this Agreement, and subject to the restrictions described in Section 3.4 of this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.

2.5   Litigation.  Except as set forth in the Company’s public filings with the United States Securities and Exchange Commission (“SEC”), there is no claim, action, lawsuit, proceeding, arbitration, complaint, or charge pending or, to the Company’s knowledge, currently threatened in writing: (i) against the Company or any officer, director or Key Employee of the Company arising out of their employment or Board relationship with the Company; or (ii) to the Company’s knowledge, that questions the validity of the Agreement or the right of the Company to enter into or to consummate the transactions contemplated by the Agreement.  Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company).  Except as identified in the Company public filings with the SEC, there is no action, lawsuit, proceeding or investigation by the Company pending or which the Company intends to initiate.  The foregoing includes, without limitation, actions, lawsuits, proceedings or investigations pending or threatened in writing (or any basis therefore known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

2.6   Intellectual Property.  To the Company’s knowledge, the Company owns or possesses sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others.  To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party.

(a)   Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person.

(b)   The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.

(c)   The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases, if any, or that it has otherwise provided to its employees for their use in connection with the Company’s business.

(d)   To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company.

2.7   Compliance with Other Instruments.  The Company is not in violation or default (which has not been waived): (i) of any provisions of its Articles of Incorporation or Bylaws; (ii) of any instrument, judgment, order, writ or decree; (iii) under any mortgage; or (iv) under any lease, agreement, contract (except for certain Convertible Note Purchase Agreements or certain Amended and Restated Convertible Note Purchase Agreements) or purchase order to which it is a party or by which it is bound, or, to the Company’s knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect.  The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either: (x) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (y) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or non-renewal of any material permit or license applicable to the Company.

2.8   Agreements; Actions.  Except for this Agreement and as set forth in the Company’s public filings with the SEC, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve: (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $1,000,000.00; (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company; (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products; or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(a)   Except as set forth in the Company’s public filings with the SEC, the Company has not: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $200,000.00 or in excess of $500,000.00 in the aggregate; (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.  For the purposes of subsections (ii) and (iii) of this Section 2.8(b), all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(b)   The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.9   Related Party Transactions.  Other than: (i) standard employee benefits generally made available to all employees of the Company; (ii) standard director and officer indemnification agreements approved by the Board; and (iii) the issuance of options to purchase Shares, in each instance, approved in writing by the Board, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees or any Affiliate thereof.

(a)   Except as set forth in the Company’s public filings with the SEC, the Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees.  None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company.

2.10   Absence of Liens.  Except as reflected in the Financial Statements (as defined below), the property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets.  With respect to the property and assets it leases, the Company is in compliance with such leases and, to the Company’s knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.

2.11   Real and Personal Property.

(a)   Real Property.  The Company does not own any real property.  As to all of the real property leased by the Company, neither the Company nor any other party thereto is in default under any of said leases, nor has any event occurred which, with the giving of notice or the passage of time or both, would give rise to a default.

(b)   Personal Property.   The Company has good and marketable title to all of its personal property and assets and all such personal property and assets are in good working condition.  None of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance or other charge.  The Financial Statements reflect all personal property and assets of the Company (other than assets disposed of in the ordinary course of business subsequent to December 31, 2010), and such properties and assets are sufficient for the Company to conduct the business of the Company as currently conducted and as proposed to be conducted.

2.12   Financial Statements; Liabilities.  The Company has delivered to Isaac its audited financial statements for the fiscal year ended December 31, 2010 (“Financial Statements”).  The Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except for footnote disclosures in the case of the unaudited financial statements).  The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments.  Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than: (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2010; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

2.13   Changes.  Since the date of the Company’s most recent Financial Statements, to the Company’s knowledge there has not been:

(a)   any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b)   any damage, destruction or loss of property that would have a Material Adverse Effect;

(c)   any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)   any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)   any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f)   any resignation or termination of employment of any officer or Key Employee of the Company;

(g)   any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(h)   any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(i)   any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(j)   any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(k)   receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(l) any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(m) any arrangement or commitment by the Company to do any of the things described in this Section 2.13.

2.14   Employee Matters.

(a)   To the Company’s knowledge, none of its officers is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such officer’s ability to promote the interest of the Company or that would conflict with the Company’s business.  Neither the execution or delivery of the Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such officer is now obligated.

(b)   To the Company’s knowledge, the Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any compensation for any service performed for it to the Effective Date or amounts required to be reimbursed to such employees, consultants or independent contractors.

(c)   To the Company’s knowledge, no Key Employee intends to terminate his or her relationship with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the services of any of the foregoing.

(d)   The Company has no employee benefit plans within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(e)   The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company.  There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect its operations.

2.15   Tax Returns and Payments.  Except as set forth in the SEC Reports and Financial Statements, there are no federal, state, county, local or foreign taxes dues and payable by the Company which have not been paid timely, nor accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed.  There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency.  Except as set forth in the SEC Reports, the Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it, and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.16   Permits.  To the Company’s knowledge, the Company has all the permits, licenses and any similar authority necessary to conduct its business, the lack of which could reasonably be expected to have a Material Adverse Effect.  To the Company’s knowledge, the Company is not in default in any material respect under any of such permits, licenses or other similar authority.

2.17   Corporate Documents.  The Articles of Incorporation and Bylaws of the Company are in the form provided to Isaac.  The copy of the minute books of the Company provided to Isaac contains all actions taken by written consent without a meeting by the Board and shareholders since the date of incorporation and accurately reflects in all material respects all actions by the Board and shareholders with respect to all transactions referred to in the minute book.

2.18   Environmental and Safety Laws.  Except as could not reasonably be expected to have a Material Adverse Effect, to the best of the Company’s knowledge: (i) the Company is and has been in compliance with all Environmental Laws; (ii) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (iii) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published United States federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (iv) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws.  For purposes of this Section 2.18, “Environmental Laws” means any law, regulation, or other applicable requirement relating to: (x) releases or threatened release of Hazardous Substance; (y) pollution or protection of employee health or safety, public health or the environment; or (z) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.19   Disclosure.  The Company has made available to Isaac all the information reasonably available to the Company that Isaac has requested for deciding whether to acquire the Shares, including the SEC Reports.  No representation or warranty of the Company contained in this Agreement contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  The Company has not delivered to Isaac and has not been requested to deliver to Isaac a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.  Isaac acknowledges that it is relying on the SEC Reports, its own investigation, the documents it has asked for from the Company and been provided and any and all information it has been made aware of by the Company or otherwise in making its investment decision pursuant to this Agreement.

2.20   Net Operating Loss Carry-Forward.  The information contained in the SEC Reports regarding the application of Section 382 of the Code to the Company’s federal net operating loss carry-forward is true and correct to the Company’s knowledge.

2.21   Foreign Corrupt Practices Act.  To the Company’s knowledge, neither the Company nor any of the Company’s directors, officers or employees have made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to: (i) any foreign official (as such term is defined in the United States Foreign Corrupt Practices Act) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a governmental authority; or (ii) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, in the case of both (i) and (ii) above, in order to assist the Company or any of its Affiliates to obtain or retain business for, or direct business to, the Company or any of its Affiliates, as applicable.  Neither the Company, nor any of its directors, officers or employees, has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds, or received or retained any funds, in violation of any law, rule or regulation.

2.22   Compliance with Office of Foreign Assets Control.  To the Company’s knowledge, neither the Company nor any of the Company’s directors, officers or employees is an OFAC Sanctioned Person (as defined below).  The Company and the Company’s directors, officers or employees are in compliance with, and have not previously violated, the United States of America Patriot Act of 2001, as amended through the Effective Date, to the extent applicable to the Company and all other applicable anti-money laundering laws and regulations.  To the Company’s knowledge, none of: (i) the sale of the Securities to Isaac; (ii) the use of funds received by the Company pursuant to a Funding Request; (iii) the execution, delivery and performance of this Agreement; or (iv) the consummation of any transaction contemplated hereby or thereby, or the fulfillment of the terms hereof or thereof, will result in a violation of any of the OFAC Sanctions (as defined below) or of any anti-money laundering laws of the United States or any other applicable jurisdiction.

(a)   For the purposes of Section 2.22(a) of this Agreement:

(b)   “OFAC Sanctions” means any sanctions program administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) under authority delegated to the Secretary of the Treasury (“Secretary”) by the President of the United States or provided to the Secretary by statute, and any order or license issued by, or under authority delegated by, the President or provided to the Secretary by statute in connection with a sanctions program thus administered by OFAC.  For ease of reference, and not by way of limitation, OFAC Sanctions programs are described on OFAC’s website at www.treas.gov/ofac;

(i)   “OFAC Sanctioned Person” means any government, country, corporation or other entity, group or individual with whom or which the OFAC Sanctions prohibit a U.S. Person from engaging in transactions and includes, without limitation, any individual or corporation or other entity that appears on the current OFAC list of Specially Designated Nationals and Blocked Persons (“SDN List”).  For ease of reference, and not by way of limitation, OFAC Sanctioned Persons other than governments and countries can be found on the SDN List on OFAC’s website at www.treas.gov/offices/enforcement/ofac/sdn; and

(ii)   “U.S. Person” means any U.S. citizen, permanent resident alien, entity organized under the laws of the United States (including foreign branches), or any person (individual or entity) in the United States and, with respect to the Cuban Assets Control Regulations, also includes any corporation or other entity that is owned or controlled by one of the foregoing, without regard to where it is organized or doing business.

2.23   SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the Effective Date (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to in this Agreement as “the SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading

2.24   Sarbanes-Oxley; Internal Accounting Controls.  To the Company’s knowledge and if required to do so by the Sarbanes-Oxley Act of 2002 (“SOX”), the Company is exercising good faith efforts to be in material compliance with all provisions of SOX which are applicable to it as of the Effective Date.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except for the accounting restatement of the non-recourse TCP Note with TCP as an “option to purchase”, as restated in the Company’s SEC Form 10-Qs for the periods ended March 31, June 30 and September 30, 2009, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

2.25   Investment Company.  The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

2.26   Registration Rights.  Except as may be provided in the Registration Rights Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any Securities of the Company.

2.27   Application of Takeover Protections. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Isaac as a result of Isaac and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and Isaac’s ownership of the Securities.

2.28   No Integrated Offering.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of securities to be integrated with prior offerings by the Company.

2.29   Solvency.  Based on the consolidated financial condition of the Company as of the Effective Date, after giving effect to the receipt by the Company of the entirety of the payments from the sale of the Securities to Isaac pursuant to this Agreement: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Effective Date.  The Financial Statements set forth as of their date all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $200,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $200,000 due under leases required to be capitalized in accordance with GAAP.  Except as set forth in the SEC Reports and Financial Statements, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

2.30   Acknowledgment Regarding Isaac’s Purchase of Securities.  The Company acknowledges and agrees that Isaac is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that Isaac is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby, and any advice given by Isaac or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to Isaac’s purchase of the Securities.  The Company further represents to Isaac that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives, and in consultation with its attorneys.

3.   Representations and Warranties of Isaac.  Isaac hereby represents and warrants to the Company that:

3.1   Authorization.  Isaac has full power and authority to enter into the Agreement.  The Agreement, when executed and delivered by Isaac, will constitute valid and legally binding obligations of Isaac, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2   Disclosure of Information; Investment Experience.  Isaac has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company’s management and has had an opportunity to review the Company’s facilities.  Isaac has reviewed the Company’s filings with the SEC, including the Risk Factors set forth therein, and has not relied upon any other written material, except for the representations and warranties made by the Company in this Agreement.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Isaac to rely thereon.  Isaac represents that it is experienced in evaluating and investing in transactions involving securities of companies in a similar stage of development and acknowledges that Isaac is able to fend for itself, can bear the economic risk of Isaac’s investment and has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the investment contemplated by this Agreement.

3.3   Restricted Securities.  Isaac understands that the Securities to which Isaac is entitled to own pursuant to this Agreement are “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, Isaac must hold the Securities indefinitely, unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available to make them free trading.  Except as may be set forth in the Registration Agreement, Isaac acknowledges that the Company has no obligation to register or qualify any of the Securities to which Isaac is entitled to own pursuant to this Agreement.  Isaac further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of Isaac’s control, and which the Company is under no obligation and may not be able to satisfy.  Isaac acknowledges that it has no present intention to engage in a distribution of the Securities it is purchasing pursuant to this Agreement and that it is purchasing such Securities for its own account.

3.4   Accredited Investor.  Isaac is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, as amended.

3.5   Foreign Investors.  If Isaac is not a United States Person (as defined by Section 7701(a)(30) of the Code), Isaac hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe to the Securities it is purchasing pursuant to this Agreement, including: (i) the legal requirements within its jurisdiction for the purchase of the Securities; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained for such Securities; and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the such Securities.  Isaac’s subscription and payment for, and continued beneficial ownership of, the Securities it is purchasing pursuant to this Agreement will not violate any applicable securities or other laws of Isaac’s jurisdiction.

3.6   Acknowledgment Regarding the Company’s Sale of Securities.  Isaac acknowledges and agrees that the Company is acting solely in the capacity of an arm’s length company with respect to the Transaction Documents and the transactions contemplated thereby.  Isaac further acknowledges that the Company is not acting as a financial advisor or fiduciary of Isaac (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Company or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Company’s sale of the Securities.  Isaac further represents to the Company that Isaac’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by Isaac and its representatives and in consultation with its attorneys.

3.7   Acknowledgement Regarding Isaac’s Relinquishment of Board Seats.  Under the A&R Isaac SPA, the Company agreed to expand the composition of its Board to nine members, of which Isaac had the right to appoint two.  Isaac has subsequently relinquished that right prior to appointing any directors, and acknowledges no right of appointment is granted under this Agreement.

4.   Conditions to Isaac’s Obligations under this Agreement.  The obligations of Isaac to purchase the Shares pursuant to this Agreement are subject to the fulfillment of each of the following conditions, unless otherwise waived in a writing between the Parties:

4.1   Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the Effective Date.

4.2   Performance.  The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company pursuant to this Agreement.

4.3   Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Effective Date.

4.4   Approvals.  The Secretary of the Company shall deliver to Isaac, concurrently with the execution of this Agreement, a copy of the Unanimous Written Consent of the Board, approving the Agreement and the transactions contemplated under the Agreement.

4.5   Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to Isaac, and Isaac or its counsel shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.

4.6   Board of Directors.  Notwithstanding that Purchase has previously relinquished the right granted it under the A&R Isaac SPA, Purchaser shall be entitled to nominate two (2) Board members (together with any successors that may be designated by the Purchaser from time to time, collectively, the “Purchaser Designees”).

With respect to each shareholder election of directors thereafter, including at each annual or special meeting of shareholders of the Company at which directors are elected, the Company shall cause the Board and management to: (i) include the Purchaser Designees in the slate of nominees recommended by the Board to the Company’s shareholders for election as directors; (ii) recommend to its shareholders that they vote for the Purchaser Designees as directors of the Company; (iii) vote all proxies it may hold in favor of the election of the Purchaser Designees, except as otherwise directed by any shareholder who submits such proxy; and (iv) use its best efforts to cause the Purchaser Designees to be elected as directors.  The Company shall take no action that would cause the Board to exceed nine (9) in number, without the consent of the Purchaser.

5.   Conditions of the Company’s Obligations under this Agreement.  The obligations of the Company to sell Shares to Isaac pursuant to this Agreement are subject to the fulfillment of each of the following conditions, unless otherwise waived in a writing between the Parties:

5.1   Representations and Warranties.  The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all respects as of the Effective Date.

5.2   Performance.  Isaac shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Isaac as of the Effective Date.

5.3   Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares and Warrants pursuant to this Agreement shall be obtained and effective as of the Effective Date.

6.   Miscellaneous.

6.1   Survival of Warranties.  The representations and warranties of the Company and Isaac contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

6.2   Assignment.  This Agreement shall be binding upon and inure to the benefit of, and be enforceable by the Parties to this Agreement and any of their respective successors, personal representatives and permitted assigns who agree in writing to be bound by the terms of this Agreement.  Neither the Company nor Isaac may assign its rights under this Agreement, in whole or in part, without the prior written consent of the other Party, which consent shall not be unreasonably withheld.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties to this Agreement, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3   Governing Law.  This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of California.

6.4   Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
6.5   Notices.  All notices and other communications given or made pursuant to this Agreement (“Notice”) shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the Party to be notified; (ii) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective Parties at their address as set forth on the signature page, or to such email address, facsimile number or address as subsequently modified by Notice given in accordance with this Section 6.5.  If Notice is given to the Company, Notice shall also be given to the counsel for the Company delivered in the same manner as to the Company at the address, facsimile number or e-mail address immediately below:

Kenneth L. Waggoner
Executive Vice President Legal, General Counsel and Secretary
China Tel Group, Inc.
12526 High Bluff Drive
Suite 155
San Diego, California 92130
Facsimile:  760.230.8986
Email:         kwaggoner@chinatelgroup.com

6.6   Expenses.  The Company shall pay and reimburse all reasonable expenses of Isaac in connection with the transactions contemplated by this Agreement, including, but not limited to, expenses related to any necessary securities filings in connection with Isaac’s ownership of the Securities, from time to time, and all reasonable legal and accounting fees and costs associated therewith.

6.7   Non-Monetary Default by Isaac or the Company.  Except as to a Monetary Default by Isaac described in Section 1.5(a) of this Agreement, if either Party claims the other Party has failed to perform any obligation or condition set forth in this Agreement, the Party making such claim (“Claiming Party”) shall deliver to the other Party a Notice setting forth in detail the nature of the act or omission for which the Party believes is a non-monetary default.  The Party receiving such notice (“Receiving Party”) shall be considered in non-monetary default, unless within ten days the Receiving Party delivers notice to the Claiming Party either: (i) disputing that any failure to perform has occurred, in which case the Parties shall proceed to Dispute Resolution in accordance with Section 6.8 of this Agreement; or (ii) acknowledging that the claimed failure to perform has occurred and providing a date by which the Receiving Party will cure the past failure to perform exercising reasonable diligence.  If the Claiming Party delivers Notice objecting to the date by which the Receiving Party will cure the past failure to perform, the Parties shall proceed to Dispute Resolution in accordance with Section 6.8 of this Agreement.  Otherwise, the Receiving Party shall be considered in non-monetary default only if the failure to perform has not been cured by the date set forth in the Receiving Party’s Notice, at which time either Party may commence Dispute Resolution in accordance with Section 6.8 of this Agreement.

6.8   Dispute Resolution.  Either Party may deliver to the other Party a dispute Notice setting forth a brief description of the issues to be resolved through the dispute resolution mechanism set forth in this Section 6.8 (“Dispute Notice”).  The Dispute Notice shall specify the provision or provisions of this Agreement and the facts or circumstances that are the subject matter of the dispute(s).  Immediately following the receipt of a Dispute Notice, the Parties shall cause their representatives to meet and seek to resolve the disputed item(s) cordially through informal negotiations.  If the Parties’ representatives are unable to resolve the dispute(s) within ten days of the receipt of a Dispute Notice, the dispute(s) shall be referred to a representative of senior management from each Party, who, acting reasonably and in good faith, shall seek to resolve the dispute(s) to the mutual satisfaction of the Parties.  If the representatives of senior management are unable to resolve the dispute(s) within ten days of the referral of the dispute(s) to those representatives, then the dispute(s) shall be submitted to binding arbitration to be conducted by the Judicial Arbitration and Mediation Services, Inc. (“JAMS”), sitting in San Diego County, California, for resolution by a single arbitrator acceptable to both Parties.  If the Parties fail to agree to an arbitrator within ten days of a written demand for arbitration being sent by one Party to the other Party, then JAMS shall select the arbitrator according to the JAMS Rules for Commercial Arbitration.  The arbitration shall be conducted pursuant to the California Code of Civil Procedure and the California Code of Evidence.  The award of the arbitrator shall be final and binding on the Parties and may be enforced by any court of competent jurisdiction.

6.9   Attorneys’ Fees.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

6.10   Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11   Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of either Party of any breach or default under this Agreement, or any waiver on the part of either Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to either Party, shall be cumulative and not alternative.

6.12   Cancellation of Isaac SPA, First Isaac Amendment and A&R Isaac SPA.  This Agreement cancels and supersedes in their entirety and constitutes a novation of the Isaac SPA, the Isaac SPA Amendment and the A&R Isaac SPA.

6.13   Entire Agreement; Amendments.  This Agreement shall constitute the full and entire understanding and agreement between the Parties with respect to the subject matter this Agreement, and any other written or oral agreement relating to the subject matter of this Agreement existing between the Parties is expressly canceled.  Any amendment of this Agreement shall be effective only by a writing signed by both of the Parties.

6.14   Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the Parties have executed this Second Amended and Restated Stock Purchase Agreement as of the Effective Date.

THE SIGNATURES OF THE PARTIES APPEAR ON THE FOLLOWING PAGE

COMPANY:	ISAAC:

China Tel Group, Inc., a Nevada corporation	Isaac Organization, Inc., a Canadian corporation
By: /s/ George Alvarez	By: /s/ Antonios Isaac
George Alvarez	Antonios Isaac
Chief Executive Officer	Chief Executive Officer

Address of the Company:	Address of the Purchaser:

12526 High Bluff Drive, Suite 155 San Diego, California 92130 Facsimile: 760.230.7042 Email: galvarez@chinatelgroup.com	105 Schneider Road Ottawa, Ontario K2K 1Y3 CANADA Facsimile: 613.254.8912 Email: tony@isaac.com

EXHIBIT 1 TO SECOND AMENDED AND RESTATED STOCK PURCHASE AGREEMENT
BETWEEN CHINA TEL GROUP, INC. AND ISSAC ORGANIZATION, INC.
FORM OF WARRANT
[BRACKETED MATERIAL = ADJUSTED WARRANT]

WARRANT

CHINA TEL GROUP, INC.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.  ANY CERTIFICATE REPRESENTING WARRANT SHARES SHALL BEAR A LEGEND TO SUCH EFFECT.

Warrant to Purchase____________ Shares Exercise Price: __________ Exercise Term: Three (3) Years [Five (5) Years]	Warrant Certificate Number ____ Date of Issuance: xx/xx/xxxx Date of Expiration: xx/xx/xxxx

China Tel Group, Inc., a Nevada corporation (the “Company”), hereby certifies that, for value received, Isaac Organization, Inc. (the “Warrant Holder,” which term includes its successors and registered assigns) is entitled to purchase that number of shares of the Company’s Series A common stock, par value $0.001 per share (the “Series A Common Stock”) shown above, at an exercise price per share also shown above (the “Exercise Price”), at any time during the Exercise Term, commencing on the Date of Issuance of this Warrant and expiring on the Date of Expiration of this Warrant.

WHEREAS, the Company and Isaac Organization, Inc. entered into that certain Second Amended and Restated Stock Purchase Agreement dated May 10, 2011 (the “Second A&R Isaac SPA”); and

WHEREAS, this Warrant is issued pursuant to sections 1.3 and 1.4 of the Second A&R Isaac SPA;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the A&R Isaac SPA, the Company and the Warrant Holder hereby agree as follows:

1.   Exercise of Warrant.  This Warrant may be exercised as to all or any lesser number of full shares of Series A Common Stock covered by this Warrant (“Warrant Shares”) at any time or from time to time during the Exercise Term, upon the expiration of sixty days following delivery of written notice to the Company, by presentation and surrender of this Warrant, evidencing the Warrant or portion of Warrant to be exercised, to the Company at its principal office or at the office of its stock transfer agent, if any, accompanied by the Exercise Form annexed hereto duly executed, accompanied by the further requirements of either a Cash Exercise as described in Section 1(a) or, if the Company and the Warrant Holder mutually agree in writing, a Cashless Exercise as described in Section 1(b).

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(a) Cash Exercise.  The Warrant Holder shall deliver in accordance with Section 10 a Notice of Cash Exercise by completing page 8 of this Warrant.  Upon the sixtieth day following the date the Company is deemed to have received the Notice of Cash Exercise, the Warrant Holder shall pay the Exercise Price in cash or other immediately collectible funds, and the Company shall issue to the Warrant Holder the number of Warrant Shares for which the Exercise Price is paid.  For purposes of Section 1(d), the Settlement Date shall be the date the Company receives the Exercise Price.

(b) Cashless Exercise.  The Warrant Holder shall deliver in accordance with Section 10 a Notice of Cashless Exercise by completing page 9 of this Warrant.  Upon the sixtieth day following the date the Company is deemed to have received the Notice of Cashless Exercise, the Company shall issue to the Warrant Holder the number of Warrant Shares determined based on the following formula.  For purposes of Section 1(d), the Settlement Date shall be the Effective Election Date, as defined below.

X = Y*(A-B)/A as of the Effective Election Date

where:

X means the number of Warrant Shares to be issued to the Warrant Holder.

Y means the number of Warrants to be exercised as specified in a Notice of Cashless Exercise.

A means the fair market value of one share of Series A Common Stock as determined in accordance with the provisions of this Section.

B means the Exercise Price.

The Effective Election Date means the sixtieth day following the date the Company is deemed to have received the Notice of Cashless Election.

The “fair market value” of one share of Series A Common Stock means the weighted average closing price of the Series A Common Stock during the 10 trading days immediately preceding the Effective Election Date as stated under the quotation system of The OTC Market, Inc., or any nationally securities exchange on which the Series A Common Stock is listed, and, if there is no active public market for the Series A Common Stock, the fair market value shall be the price determined in good faith by the Board of Directors of the Company.

(c) If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation and presentment of the Exercise Form, execute and deliver a new Warrant or Warrants, as the case may be, evidencing the rights of the Warrant Holder thereof to purchase the balance of the shares purchasable thereunder.

(d) As of the Settlement Date, the Warrant Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Warrant Holder.  Certificates for the Warrant Shares shall be delivered to the Warrant Holder within a reasonable time following the exercise of this Warrant, in accordance with the foregoing.

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2.   Reservation and Listing of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant, such number of shares of its Series A Common Stock as shall be required for issuance and delivery upon exercise of this Warrant. As long as this Warrant is outstanding, the Company shall use its best efforts to cause all shares of its Series A Common Stock issuable upon the exercise of this Warrant to be quoted on The OTC Markets, Inc. service, or listed on a national securities exchange.

3.   Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. Any fraction of a share called for upon any exercise hereof shall be canceled. The Warrant Holder, by his acceptance hereof, expressly waives any right to receive any fractional share of stock or fractional Warrant upon exercise of this Warrant.

4.   Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Warrant Holder, upon presentation and surrender of this Warrant evidencing such Warrants to the Company at its office or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Warrant Holder thereof to purchase in the aggregate the same number of shares of Series A Common Stock as are purchasable thereunder at the same respective Exercise Price. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with a duly executed assignment form and funds sufficient to pay the applicable transfer tax, if any, the Company shall, without charge, execute and deliver new Warrant(s) in the name of the assignee named in such instrument of assignment and the original Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation of this Warrant at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice signed by the Warrant Holder hereof specifying the names and denominations in which new Warrants are to be issued. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver new Warrants of like tenor and date.

5.   Rights of the Warrant Holder. The Warrant Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company until exercise of any Warrants.

6.   Adjustments of Purchase Price and Number of Shares.

(a)   Subdivision and Combination. If the Company shall at any time subdivide or combine the outstanding shares of Series A Common Stock by way of stock split, reverse stock split or the like, the Exercise Price shall forthwith be proportionately increased or decreased.

(b)   Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of paragraph 7(a), the number of shares of Series A Common Stock issuable upon the exercise of this Warrant shall be adjusted to the nearest full share of Series A Common Stock by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Series A Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

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(c)   Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding shares of Series A Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of all or a substantial part of the property of the Company, the Warrant Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Warrant Holder were the owner of the shares of Series A Common Stock underlying this Warrant immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of this Warrant and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Warrant Holder had exercised this Warrant.

(d)   Dividends and Other Distributions with Respect to Outstanding Securities. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Series A Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to the holders of its Series A Common Stock any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Warrant Holder of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Series A Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 6(d).

(e)   Warrant After Adjustment. Irrespective of any change pursuant to this Section 6 in the Exercise Price or in the number, kind or class of shares or other securities or other property obtainable upon exercise of this Warrant, this Warrant may continue to express as the Exercise Price and as the number of shares obtainable upon exercise, the same price and number of shares as are stated herein.

(f)   Statement of Calculation. Whenever the Exercise Price shall be adjusted pursuant to the provisions of this Section 6, the Company shall forthwith file at its principal office, a statement signed by an executive officer of the Company specifying the adjusted Exercise Price. Such statement shall show in reasonable detail the method of calculation of such adjustment and the facts requiring the adjustment and upon which the calculation is based. The Company shall forthwith cause a notice setting forth the adjusted Exercise Price to be sent by certified mail, return receipt requested, postage prepaid, to the Warrant Holder.

7.   Registration Rights. The parties intend to enter into a separate registration rights agreement, under which the Warrant Holder may enjoy certain “piggyback” registration rights as set forth in such agreement with respect to the shares of Series A Common Stock underlying this Warrant if the Company registers any of its Series A Common Stock in the future.

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8.   Definition of “Series A Common Stock”. For the purpose of this Warrant, the term “Series A Common Stock” shall mean, in addition to the class of stock designated as the Series A Common Stock, $.001 par value, of the Company on the date hereof, any class of stock resulting from successive changes or reclassifications of the Series A Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to one or more of the provisions of Section 6 hereof, the shares of stock or other securities or property obtainable upon exercise of this Warrant shall include securities of the Company other than shares of Series A Common Stock or securities of another corporation, then thereafter the amount of such other securities so obtainable shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions with respect to Series A Common Stock contained in Section 7 hereof and all other provisions of this Warrant with respect to Series A Common Stock shall apply on like terms to any such other shares or other securities.

9.   Representations of Warrant Holder

(a)   By accepting this Warrant, the Warrant Holder hereof represents that this Warrant is acquired for the Holder’s own account for investment purposes and not with a view to any offering or distribution and that the Warrant Holder has no present intention of selling or otherwise disposing of the Warrant or any portion hereof or the underlying shares of Series A Common Stock in violation of applicable securities laws.

(b)   Warrant Holder is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated under the Securities Act of 1933.

10.   Notices.

(a)   All communications under this Warrant shall be in writing and shall be mailed by certified mail, postage prepaid, return receipt requested, or telecopied with confirmation of receipt or delivered by hand or by overnight delivery service:

If to the Company at:       China Tel Group, Inc.
Attn: Kenneth L. Waggoner,
Executive Vice President and General Counsel
12526 High Bluff Drive, Suite 155
San Diego, California 92130
Facsimile: 1 (760) 359-7042

If to the Warrant Holder, to the address of such Warrant Holder as it appears in the stock or warrant ledger of the Company.

(b)   Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given three days after so mailed, when telecopied shall be deemed to be given when transmitted, or when delivered by hand or overnight shall be deemed to be given when hand delivered or on the day following deposit with the overnight delivery service.

11.   Successors. All the covenants and provisions of this Warrant by or for the benefit of the Warrant Holder shall inure to the benefit of his successors and assigns hereunder.

12.   Termination. This Warrant will terminate on the earlier of (a) the Expiration Date of this Warrant or (b) the date this Warrant has been exercised.

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13.   Governing Law. This Warrant shall be deemed to be made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State, excluding choice of law principles thereof.

14.   Entire Agreement, Amendment, Waiver. This Warrant and all attachments hereto and all incorporation by references set forth herein, set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Warrant may be amended, the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Warrant Holder. No course of dealing between or among any persons having any interest in this Warrant will be deemed effective to modify, amend or discharge any part of this Warrant or any rights or obligations of any person under or by reason of this Warrant.

IN WITNESS WHEREOF, the undersigned has executed this Warrant as of this ___ day of May, 2011.

CHINA TEL GROUP, INC.

By:	/s/ George Alvarez
Name: George Alvarez
Title: Chief Executive Officer

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CHINA TEL GROUP, INC.

WARRANT ASSIGNMENT FORM

(To be signed only upon assignment of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Name and address of assignee must be printed or typewritten)

the rights of the undersigned with respect to the Warrant surrendered herewith to the extent of ( _________________________ ) shares of Series A Common Stock, $.001 par value per share, of China Tel Group, Inc. (the “Company”), hereby irrevocably constituting and appointing ______________________________ , attorney to make such transfer on the books of the Company, with full power of substitution in the premises.

Dated: ________________________________	_______________________________________ Signature of Registered Holder
Signature Guaranteed: _______________________________________	Name of Registered Holder _______________________________________

Note:	The above signature must correspond with the name as it appear upon the Warrant in every particular, without alteration or enlargement or any change whatever.

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CHINA TEL GROUP, INC.

NOTICE OF CASH EXERCISE

(To be executed upon exercise of Warrant for cash)

The undersigned, the record holder of this Warrant, hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase __________________________ of the Warrant Shares.

The undersigned requests that a certificate for the Warrant Shares being purchased be registered in the name of ______________________________ and that such certificate be delivered to ___________________________________________________________________________________________________________.

The undersigned shall tender payment of the exercise price due for issuance of the Warrant Shares requested on the sixtieth day following delivery of this Notice of Cash Exercise.

Dated: ________________________________	_______________________________________ Signature of Registered Holder
Name of Registered Holder _______________________________________

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CHINA TEL GROUP, INC.

NOTICE OF CASHLESS EXERCISE

(To be executed upon election to exercise of Warrant without payment of cash)

The undersigned, the record holder of this Warrant, hereby irrevocably elects to exercise the right, represented by this Warrant, to exercise ___________ (state portion of Warrant Shares represented by this Warrant if less than all).

The undersigned requests that a certificate for the Warrant Shares being purchased be registered in the name of ______________________________ and that such certificate be delivered to ____________________________________________________________________________________________________________________.

The undersigned requests that the Company calculate the number of Warrant Shares to be issued under the formula described in Section 1(b) of this Warrant as of the Effective Election Date.

Dated: ________________________________	_______________________________________ Signature of Registered Holder
Name of Registered Holder _______________________________________

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